Exhibit 10.1

EXECUTION VERSION

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) is executed and effective on December 30, 2011 (the “Closing Date”), by and among Leucadia National Corporation, a New York corporation (the “Buyer”), for itself and all the other Buyer Indemnified Persons named in the Purchase Agreement (as defined herein), U.S. Premium Beef, LLC, a Delaware limited liability company (“USPB”), NBPCo Holdings, LLC, a South Dakota limited liability company (“NBPCo”, together with USPB, collectively, the “Indemnifying Sellers”), and Marshall & Ilsley Trust Company N.A., as escrow agent (the “Escrow Agent”).

WHEREAS, the Buyer and the Indemnifying Sellers are parties to that certain Membership Interest Purchase Agreement, dated as of December 5, 2011, by and among the Buyer, National Beef Packing Company, LLC, a Delaware limited liability company, the Indemnifying Sellers, TKK Investments, LLC, a Missouri limited liability company, TMKCo, LLC, a Missouri limited liability company and TMK Holdings, LLC, a Missouri limited liability company (as such agreement may be amended, restated or otherwise modified from time to time, the “Purchase Agreement”).  Each capitalized term which is used but not otherwise defined in this Agreement has the meaning assigned to such term in the Purchase Agreement;

WHEREAS, the execution and delivery of this Agreement by the Indemnifying Sellers and the Escrow Agent is a condition to the Buyer’s obligation to effect the Closing pursuant to the Purchase Agreement;

WHEREAS, the Purchase Agreement contemplates that a portion of the consideration otherwise payable to the Indemnifying Sellers will be deposited in escrow with the Escrow Agent, to be held and distributed by the Escrow Agent on the terms and conditions set forth herein;

WHEREAS, pursuant to Section 1.2(b) of the Purchase Agreement, the Buyer agreed to deposit with the Escrow Agent $50,000,000 (the aggregate funds held by the Escrow Agent from time to time pursuant to this Agreement are referred to as the “Escrow Fund”) to be held by the Escrow Agent, which will be used as security for Indemnifying Sellers’ obligations, if any, to indemnify the Buyer under the applicable provisions of Sections 8.1 and 8.2 of the Purchase Agreement; and

WHEREAS, the Escrow Agent agrees to hold and distribute the Escrow Fund in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, the parties agree as follows:

1.             Appointment of and Acceptance by Escrow Agent.  The Buyer and the Indemnifying Sellers hereby appoint and designate the Escrow Agent to acquire and maintain possession of the Escrow Fund and to act as escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment and designation under the terms and conditions set forth herein.

2.             Receipt of Deposit; Establishment of Escrow Account; Interest.

(a)           On the Closing Date, the Buyer shall deposit with the Escrow Agent, and the Escrow Agent will acknowledge to the Buyer and the Indemnifying Sellers its receipt of, the Escrow Fund in the escrow account (the “Escrow Account”).  The Escrow Agent shall hold, invest and disburse the Escrow Fund in accordance with the terms of this Agreement.  The Escrow Fund is not intended to be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto.  Notwithstanding this provision, the Escrow Agent shall act in accordance with Section 6(e).

(b)           Any interest, dividends, distributions or other earnings on, or in respect of, the Escrow Fund shall not become part of the Escrow Account and shall be held separately by the Escrow Agent and invested in accordance with Section 3 and distributed to the Indemnifying Sellers pursuant to written instructions of the Indemnifying Sellers promptly following the end of each calendar month during the term of this Agreement and upon termination of this Agreement, which instructions shall set forth the proportions in which such distributions shall be made to the Indemnifying Sellers.

3.             Investment of the Escrow Fund.  At the written direction of the Indemnifying Sellers, the Escrow Agent will invest the Escrow Fund in one or more of: (a) direct obligations of the United States of America, (b) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, and/or (c) money market funds authorized to invest only in short-term securities issued or guaranteed as to principal and interest by the U.S. Government (collectively, the “Permitted Investments”).  The Escrow Agent is hereby authorized to execute the purchase and sale of Permitted Investments through the facilities of its own trading or capital markets operations.  In the event that the Escrow Agent does not receive investment instructions to invest the Escrow Fund, the Escrow Agent shall invest the Escrow Fund in a Fidelity Institutional Money Market Treasury Only - Class I account.  The Escrow Agent can liquidate any investment in order to comply with disbursement instructions without any liability for any resulting loss.  Any loss incurred from an investment will be borne by the Escrow Fund.

4.             Tax Reporting.

(a)           The Escrow Agent shall, no later than January 31 of each year, report to the Internal Revenue Service, as of each calendar year-end, and to the Indemnifying Sellers all income and gain earned on the Escrow Fund during the preceding calendar year (to the extent treated as earned under the provisions of the Internal Revenue Code of 1986, as amended (the “Code”) and its regulations) as income of the Indemnifying Sellers.

(b)           Any taxes payable on income and gain earned (to the extent treated as earned under the provisions of the Code and its regulations) from the investment of any sums held in the Escrow Fund shall be paid by the Indemnifying Sellers.

(c)           Except as otherwise set forth herein, the Escrow Agent shall have no responsibility for the preparation and/or filing of any tax or information return with respect to any transaction, including but not limited to any FIRPTA reporting, whether or not related to this Agreement (or a related agreement) with respect to the Escrow Fund.

(d)           On or before the execution of this Agreement, the Buyer and the Indemnifying Sellers shall each furnish the Escrow Agent with a Form W-8 or Form W-9, as applicable.  The Escrow Agent shall withhold any taxes it is required to withhold, including but not limited to required withholding in the absence of proper tax documentation, and shall remit such taxes to the appropriate authorities and provide documentation of such remittance to the Buyer and the Indemnifying Sellers, as the case may be.

5.             Escrow Agent’s Disbursement of the Escrow Fund.  The Escrow Agent shall disburse the Escrow Fund on behalf of the Buyer or the Indemnifying Sellers as instructed pursuant to this Section 5.

(a)           Indemnification Claims.

(i)            From time to time before 5:00 p.m., Eastern Time, on the last Business Day immediately preceding the Release Date (as defined below), the Buyer may give notice (the “Indemnification Notice”) to the Indemnifying Sellers and the Escrow Agent, specifying the nature and dollar amount, of a claim relating to any claim for indemnification (a “Buyer Indemnification Claim”) that a Buyer Indemnified Person has made against an Indemnifying Seller under Section 8.1(j) of the Purchase Agreement.  The Indemnifying Sellers shall have a period of sixty (60) days (the “Sellers Reviewing Period”) in which to review the Indemnification Notice provided by the Buyer and to request reasonable additional information from the Buyer regarding the Buyer Indemnification Claim.

(ii)           If the Indemnifying Sellers do not deliver a notice, in the form attached hereto as Exhibit I, to the Buyer and the Escrow Agent disputing such Buyer Indemnification Claim (a “Rejection Notice”) prior to 5:00 p.m., Eastern Time, by the expiration of the period ending on the fifteenth (15th) Business Day following the end of the Sellers Reviewing Period (the “Rejection Notice Period”), then the dollar amount of the Buyer Indemnification Claim set forth in the applicable Indemnification Notice of the Buyer shall be deemed conclusive for purposes of this Agreement, and on the Business Day immediately following expiration of the Rejection Notice Period, the Escrow Agent shall release from the Escrow Account by wire transfer to an account or accounts designated by the Buyer, the dollar amount of the Buyer Indemnification Claim in the applicable Indemnification Notice.  The Escrow Agent shall not inquire into or consider whether a Buyer Indemnification Claim complies with the requirements of the Purchase Agreement.

(iii)          If a Rejection Notice is given with respect to a Buyer Indemnification Claim, then the Escrow Agent shall make payment with respect to an applicable Indemnification Notice only (1) in accordance with a Joint Written Instruction (as defined below), on the Business Day immediately following the Escrow Agent’s receipt thereof, or (2) in accordance with a Certificated Final Order (as defined below) and an accompanying instruction from the Buyer directing payment with respect thereto, on the third (3rd) Business Day following the Escrow Agent’s receipt thereof, provided that the Buyer shall simultaneously provide a copy of such Certificated Final Order and the accompanying instruction to the Indemnifying Sellers.

(iv)          If any Rejection Notice includes an objection to only a portion of a Buyer Indemnification Claim, the Escrow Agent shall promptly release out of the Escrow Fund from the Escrow Account by wire transfer to an account designated by the Buyer an amount equal to the portion of the Buyer Indemnification Claim for which there is no objection.

(v)           For purposes of this Agreement:

(A)          a “Joint Written Instruction” shall mean a notice in the form attached hereto as Exhibit II that is executed by the Buyer and the Indemnifying Sellers directing the release or disbursement of a specified amount from the Escrow Fund pursuant to this Agreement; and

(B)           a “Certificated Final Order” means a certification provided by an authorized person on behalf of the Buyer or the Indemnifying Sellers, as the case may be, that an order, judgment or decree attached thereto and specifying the amount of the Seller’s Obligation Amount owed by such Indemnifying Seller under the Purchase Agreement or specifying the amount of the Escrow Fund that should be released to the Indemnifying Sellers was rendered by a court or binding arbitrator (as applicable) of competent jurisdiction and that such order, judgment or decree is final and non-appealable and is entitled to be relied on based on such status.  For purposes of the foregoing definition, “final and non-appealable” means that such order, judgment or decree has not been reversed, stayed, modified or amended and, as to which (1) the time to appeal, petition for certiorari, or seek reargument or rehearing has expired and no timely appeal, petition for certiorari, or request for reargument or rehearing is pending, (2) any right to appeal, petition for certiorari, or seek reargument or rehearing has been waived in writing, or (3) if an appeal, petition for certiorari, or reargument or rehearing thereof has been denied, the time to take any further appeal or to further petition for certiorari or seek further reargument or rehearing has expired.  The Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of compliance with any instruction accompanied by a Certificated Final Order, notwithstanding that any order, judgment or decree being certificated therein is subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

(b)           Other Escrow Distributions.

(i)            If, on the one year anniversary of the Closing, there has been no claims for indemnification pursuant to Section 8.1 of the Purchase Agreement properly made by the Buyer on or prior to such one year anniversary, the Buyer and the Indemnifying Sellers shall provide a Joint Written Instruction to the Escrow Agent, directing the Escrow Agent to, on the Business Day immediately following the Escrow

Agent’s receipt of such Joint Written Instruction, release $20,000,000 of the Escrow Fund from the Escrow Account to the Indemnifying Sellers by wire transfer pursuant to an account or accounts specified in such Joint Written Instruction.

(ii)           On the Business Day immediately following the two year anniversary of the Closing (the “Release Date”), the Escrow Agent shall send a statement (the “Release Statement”) to the Buyer and the Indemnifying Sellers that sets forth (x) the amount of the Escrow Fund then remaining in the Escrow Account and (y) the aggregate amount of all Unresolved Claims (as defined below).  For purposes of this Agreement, (x) an “Unresolved Claim” means a Buyer Indemnification Claim that has been asserted and notified to the Indemnifying Sellers pursuant to an Indemnification Notice but the amount of which has not been fully paid, and (y) the amount of an Unresolved Claim means the amount of such claim remaining subject to dispute.

(iii)          For purposes of this Agreement, “Releasable Funds” means the difference of (x) the amount of the Escrow Fund remaining in the Escrow Account as set forth in the Release Statement minus (y) the aggregate amount of all Unresolved Claims as set forth in the Release Statement.

(iv)          On the third (3rd) Business Day following delivery of the Release Statement (the “Release Notification Period”), the Escrow Agent shall release from the Escrow Account to the Indemnifying Sellers by wire transfer an amount equal to the Releasable Funds pursuant to written instructions of the Indemnifying Sellers.

(v)           Following expiration of the Release Notification Period with respect to each Unresolved Claim, the Escrow Agent shall release a portion of the Escrow Fund:

(A)          that is the subject of a Joint Written Instruction, to the Buyer and/or the Indemnifying Sellers, as specified therein, on the Business Day immediately following the Escrow Agent’s receipt thereof;

(B)           that is the subject of a Certificated Final Order with an accompanying instruction from the Buyer directing payment with respect thereto, to the Buyer, on the third (3rd) Business Day following the Escrow Agent’s receipt thereof; provided that the Buyer shall simultaneously provide a copy of such Certificated Final Order and the accompanying instruction to the Indemnifying Sellers;

(C)           that is the subject of a Certificated Final Order with an accompanying instruction from the Indemnifying Sellers directing payment with respect thereto, to the Indemnifying Sellers, on the third (3rd) Business Day following the Escrow Agent’s receipt thereof; provided that the Indemnifying Sellers shall simultaneously provide a copy of such Certificated Final Order and the accompanying instruction to the Buyer; or

(D)          that is the subject of an Indemnification Notice with respect to which a Rejection Notice has not been timely received by the Escrow Agent in accordance with Section 5(a), to the Buyer on the Business Day immediately following expiration of the Rejection Notice Period, in each case by wire transfer to an account or accounts as described in or determined in accordance with such Joint Written Instruction, the instruction to make payment accompanying the Certificated Final Order or the Indemnification Notice, as the case may be.

(vi)          After the resolution of all Unresolved Claims, any portion of the Escrow Fund that was the subject of such Unresolved Claims that is not distributed to the Buyer pursuant to the foregoing provisions of Section 5(b)(v) shall be released and disbursed by the Escrow Agent to the Indemnifying Sellers by wire transfer to an account or accounts pursuant to written instructions of the Indemnifying Sellers.

(vii)         The Buyer and the Indemnifying Sellers hereby agree to execute and deliver, not later than three (3) Business Days after the date of their mutual resolution of any Unresolved Claim, a Joint Written Instruction for the distribution of the Escrow Fund (or portion thereof) pursuant to and provided under such Joint Written Instruction to an account or accounts as designated in such Joint Written Instruction.

(viii)        Notwithstanding any provision herein to the contrary, the Escrow Agent shall release any portion of the Escrow Fund pursuant to a Joint Written Instruction to the Buyer and/or the Indemnifying Sellers, as specified therein, on the Business Day immediately following the Escrow Agent’s receipt thereof.

(c)           Upon the final distribution of all of the Escrow Fund in accordance with the terms of this Agreement, this Agreement shall terminate.

6.             Liability and Duties of the Escrow Agent.  The Escrow Agent’s duties and obligations under this Agreement shall be determined solely by the express provisions of this Agreement.  The Escrow Agent shall be under no obligation to refer to any documents other than this Agreement and the instructions and requests delivered to the Escrow Agent hereunder.  The Escrow Agent shall not be obligated to recognize, and shall not have any liability or responsibility arising under, any agreement to which the Escrow Agent is not a party, even though reference thereto may be made herein.  With respect to the Escrow Agent’s responsibility, the Buyer and the Indemnifying Sellers further agree that:

(a)           The Escrow Agent, including its officers, directors, employees and agents, shall not be liable to anyone whomsoever by reason of any error of judgment or for any act done or step taken or omitted by the Escrow Agent, or for any mistake of fact or law or anything which the Escrow Agent may do or refrain from doing in connection herewith, unless caused by or arising out of the Escrow Agent’s gross negligence or willful misconduct.  The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by the Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.  The Buyer and the Indemnifying Sellers shall severally, and not jointly, indemnify and hold the Escrow Agent harmless from and against any and all liability and reasonable expense which may arise out of its acceptance of the Escrow Fund or any action taken or omitted by the Escrow Agent in accordance with this Agreement, except for such liability and reasonable expenses which results from the Escrow Agent’s gross negligence or willful misconduct.  The Buyer and the Indemnifying Sellers proportionate indemnity obligations for such liabilities and expenses shall be as follows:  Buyer = 50%; USPB = 36.84%; and NBPCo = 13.16%.  Such indemnification shall survive the Escrow Agent’s resignation or removal, or the termination of this Agreement.

(b)           Each of the Buyer and the Indemnifying Sellers may examine the Escrow Fund and the records pertaining thereto at any time during normal business hours at the Escrow Agent’s office upon 24 hours prior notice and pursuant to the reasonable regulations of the Escrow Agent.  The Escrow Agent shall provide the Indemnifying Sellers and the Buyer with monthly statements within ten (10) Business Days after the end of each month setting forth the balance in the Escrow Account, the amount of interest or other earnings accrued on the Escrow Fund to date that year and a description of all transactions, including disbursements, if any, with respect to the Escrow Fund during such month.

(c)           This Agreement is a personal one, the Escrow Agent’s duties hereunder being only to the Buyer and the Indemnifying Sellers, their successors, permitted assigns, heirs and legal representatives, and to no other person whomsoever.

(d)           The Escrow Agent may rely or act upon Joint Written Instructions bearing signatures properly believed by the Escrow Agent to be genuine of the Buyer and the Indemnifying Sellers.

(e)           In case any property held by the Escrow Agent pursuant to this Agreement shall be attached, garnished or levied upon under a court order, or the delivery thereof shall be stayed or enjoined by a court order, or any writ, order, judgment or decree shall be made or entered by any court, or any order, judgment or decree shall be made or entered by any court affecting the property deposited under this Agreement or any part thereof, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders, judgments or decrees so entered or issued, whether with or without jurisdiction, and in case the Escrow Agent obeys or complies with any such writ, order, judgment or decree, the Escrow Agent shall not be liable to the Buyer or the Indemnifying Sellers or to any other person by reason of such compliance in connection with such proceeding, and shall be entitled to reimburse itself therefor out of the Escrow Fund, and if the Escrow Agent shall be unable to reimburse itself from the Escrow Fund, because there are then insufficient assets remaining in the Escrow Fund, the Buyer and the Indemnifying Sellers jointly and severally agree to pay to the Escrow Agent on demand its reasonable costs, attorneys’ fees, charges, disbursements and expenses in connection with such proceeding.

(f)            The Escrow Agent reserves the right to resign at any time by giving written notice of resignation to the Buyer and the Indemnifying Sellers specifying the effective date thereof.  Within sixty (60) days after receiving such notice, the Buyer and the Indemnifying Sellers jointly shall appoint a successor escrow agent to which the Escrow Agent shall distribute the property then held under this Agreement, less the Escrow Agent’s fees, costs and expenses in connection herewith, whereupon the Escrow Agent shall upon such distribution to a successor escrow agent, be discharged of and from any and all further obligations arising in connection with this Agreement, except for such liability and expenses which results from the Escrow Agent’s gross negligence or willful misconduct.  If a successor escrow agent has not been appointed or has not accepted such appointment by the end of such sixty-day period, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent, and the Buyer and the Indemnifying Sellers shall each pay one-half of the costs, expenses and reasonable attorneys’ fees which are incurred in connection with such proceeding.  Until a successor escrow agent has accepted such appointment and the Escrow Agent has transferred the Escrow Fund to such successor escrow agent, the Escrow Agent shall continue to retain and safeguard the Escrow Fund until receipt of (A) a Joint Written Instruction by the Indemnifying Sellers and the Buyer, or (B) an order of a court of competent jurisdiction.

(g)           In the event of any disagreement between the Indemnifying Sellers and the Buyer resulting in adverse claims or demands being made in connection with the Escrow Fund or in the event that the Escrow Agent is in doubt as to what action it should take hereunder, the Escrow Agent shall be permitted to interplead all of the assets held hereunder into a court of competent jurisdiction, and thereafter be fully relieved from any and all liability or obligation with respect to such interpleaded assets or to retain the Escrow Fund until the Escrow Agent shall have received (A) an order of a court of competent jurisdiction directing delivery of the Escrow Fund, or (B) a Joint Written Instruction executed by the Indemnifying Sellers and the Buyer directing delivery of the Escrow Fund, at which time the Escrow Agent shall disburse the Escrow Fund in accordance with such court order or Joint Written Instruction.  The parties hereto other than the Escrow Agent further agree to pursue any redress or recourse in connection with such a dispute, without making the Escrow Agent a party to same.

(h)           The Escrow Agent does not have any interest in the Escrow Fund but is serving as escrow holder only and has only possession thereof.  If any payments of income from the Escrow Fund shall be subject to withholding regulations then in force with respect to United States taxes, the Buyer and the Indemnifying Sellers agree to provide the Escrow Agent with appropriate forms for or with respect to such withholding.  This Section 6(h) and Sections 6(a) and 7 shall survive notwithstanding any termination of this Agreement or the Escrow Agent’s resignation.

7.             Compensation of Escrow Agent.  The Escrow Agent shall be entitled to compensation for its services hereunder as per Exhibit III attached hereto, and for reimbursement of its documented out-of-pocket expenses, including, without limitation, the reasonable fees and costs of attorneys or agents which it may find necessary to engage in performance of its duties hereunder.  Such fees and expenses shall be paid equally by the Indemnifying Sellers, on the one hand, and the Buyer, on the other hand.  The Escrow Agent shall have, and is hereby granted, a prior lien upon any property, cash, or assets of the Escrow Fund, with respect to its unpaid fees and non-reimbursed expenses, superior to the interests of any other persons or entities and shall be entitled and is hereby granted, provided that prior notice has been given to the Buyer and the Indemnifying Sellers, the right to set off and deduct any unpaid fees and/or non-reimbursed expenses, that have not been paid within sixty (60) days from the date of the invoice in question, from amounts on deposit in the Escrow Fund.  In the event any such fees and expenses are deducted by the Escrow Agent from the Escrow Fund, the Buyer and the

Indemnifying Sellers each agree to make appropriate payment to the other party such that each of the Buyer, on the one hand, and the Indemnifying Sellers, on the other hand, ultimately receives the amount of the Escrow Fund that it is entitled to receive without reduction or deduction for the other party’s one half share of such fees and expenses.

8.             Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient with telephonic confirmation by the sending party.  Such notices, demands and other communications will be sent to the address indicated below:

Notices to the Indemnifying Sellers:

U.S. Premium Beef, LLC

P.O. Box 20103

Kansas City, MO  64195

Attention:  Steven D. Hunt, CEO

Fax:  (816) 713-8810

with a copy (which copy shall not constitute notice to USPB) to:

Mark J. Hanson (mjhanson@stoel.com)

Ronald D. McFall (rdmcfall@stoel.com)

Stoel Rives LLP

33 South Sixth Street, Suite 4200

Minneapolis, MN  55402

Fax:  (612) 373-8881

NBPCo Holdings, LLC

891 Two Rivers Drive

Dakota Dunes, SD  57049

Attention:  Rich Jochum

Fax:  (605) 217-8001

with a copy (which copy shall not constitute notice to NBPCo):

Michael M. Hupp

Koley Jessen P.C., L.L.O.

1125 S. 103rd Street, Suite 800

Omaha, NE  68124

Fax:  (402) 390-9500

Notices to the Buyer:

Leucadia National Corporation

315 Park Avenue South

New York, NY  10010

Attention: President

Fax: (212) 598-3245

with a copy (which copy shall not constitute notice to Buyer) to:

Andrea A. Bernstein (andrea.bernstein@weil.com)

Matthew J. Gilroy (matthew.gilroy@weil.com)

Weil, Gotshal and Manges LLP

767 Fifth Avenue

New York, NY  10153

Fax: (212) 310-8007

Notices to the Escrow Agent:

Marshall & Ilsley Trust Company N.A.

651 Nicollet Mall, Suite 301

Minneapolis, MN  55402

Attention:  David B. Preiner

Fax:  (612) 904-8008

Any party may change the address to which notices are to be delivered by giving the other parties notice in the manner provided in this Section 8.

9.             Binding Effect; Assignment.  This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  No assignment of the interest of any of the parties hereof shall be binding unless and until written notice of such assignment shall be delivered to the other parties hereto and shall require the prior written consent of the other parties (such consent not to be unreasonably withheld); provided, however, that the Buyer may assign its interest hereof to any of its wholly owned subsidiary without such consent.

10.           Severability.  If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

11.           No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the Indemnifying Sellers and the Buyer to express their mutual intent, and no rule of strict construction will be applied against any Person.

12.           Headings.  The headings used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement will be enforced and construed as if no heading had been used in this Agreement.

13.           Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, any one of which need not contain the signatures of more than one person, but all such counterparts taken together will constitute one and the same instrument.

14.           Governing Law.  All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

15.           Amendment.  This Agreement may not be amended or modified, except by a written instrument executed by the Indemnifying Sellers, the Buyer and the Escrow Agent.

16.           Termination.  This Agreement shall remain in effect unless and until (i) the Escrow Fund is distributed in full in accordance with the terms of this Agreement, or (ii) it is terminated in a joint written instrument executed by the Indemnifying Sellers and the Buyer, in which event, termination shall take effect no later than twenty (20) days after notice to the Escrow Agent of such termination.  Termination of this Agreement shall not impair the obligations of the Indemnifying Sellers and the Buyer set forth in Sections 6(a), 6(h) and 7, which such obligations shall survive the termination of this Agreement in accordance with the terms hereof.

17.           Merger or Consolidation.  Any banking association or corporation into which the Escrow Agent (or substantially all of its corporate trust business) may be merged, converted or with which the Escrow Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any banking association or corporation to which all or substantially all of the corporate trust or escrow business of the Escrow Agent shall be sold or otherwise transferred, shall succeed to all the Escrow Agent’s rights, obligations and immunities hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

18.           Entire Agreement.  This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter in any way.

19.           No Third-Party Beneficiaries.  This Agreement is for the sole benefit of the parties hereto and their permitted successors and assigns and nothing herein expressed or implied shall give or be construed to give any Person, other than the parties hereto and such permitted successors and assigns, any legal or equitable rights hereunder.

20.           Waiver of Jury Trial.  Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this Agreement or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

21.           Jurisdiction.  Each of the parties hereto submits to the jurisdiction of any state or federal court sitting in Delaware, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceedings may be heard and determined in any such court and hereby expressly submits to the personal jurisdiction and venue of such court for the purposes hereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum.  Each of the parties hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its address set forth in Section 8, such service to become effective ten (10) days after such mailing.

22.           Limited Liability.  IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL LOSSES OR DAMAGES OF ANY KIND WHATSOEVER (INCLUDING BUT NOT LIMITED TO LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

23.           Force Majeure.  Notwithstanding any other provision of this Agreement, the Escrow Agent shall not be obligated to perform any obligation hereunder and shall not incur any liability for the nonperformance or breach of any obligation hereunder to the extent that the Escrow Agent is delayed in performing, unable to perform or breaches such obligation because of acts of God, war, terrorism, fire, floods, strikes, electrical outages, equipment or transmission failures, or other causes reasonably beyond its control.

24.           Identification.  The Buyer and the Indemnifying Sellers acknowledge that the Escrow Agent, pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), is required to obtain, verify and record information that identifies each person who opens an account and, upon request, the Buyer and the Indemnifying Sellers agree to provide the Escrow Agent with information sufficient to establish their identity in accordance with the Patriot Act.

*     *     *     *

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement on the day and year first above written.

LEUCADIA NATIONAL CORPORATION

By:	/s/ Joseph A. Orlando
	Name:	Joseph A. Orlando
	Title:	Chief Financial Officer

U.S. PREMIUM BEEF, LLC

By:	/s/ Steven D. Hunt
	Name:	Steven D. Hunt
	Title:	Chief Executive Officer

NBPCO HOLDINGS, LLC

By:	/s/ Eldon Roth
	Name:	Eldon Roth
	Title:	President

MARSHALL & ILSLEY TRUST COMPANY N.A.,
as Escrow Agent

By:	/s/ David B. Preiner
	Name:	David B. Preiner
	Title:	Vice President

[SIGNATURE PAGE TO ESCROW AGREEMENT]

EXHIBIT I

Rejection Notice

Marshall & Ilsley Trust Company N.A.

651 Nicollet Mall, Suite 301

Minneapolis, MN  55402

Attention:  David B. Preiner

Re:                             Rejection Notice to Distribution from Escrow Account #[Insert Escrow Account Number]

The undersigned hereby gives written notice (this “Rejection Notice”) pursuant to Section 5(a)(ii) of that certain Escrow Agreement, dated as of December 30, 2011 (the “Escrow Agreement”), by and among Leucadia National Corporation, a New York corporation, U.S. Premium Beef, LLC, a Delaware limited liability company, NBPCo Holdings, LLC, a South Dakota limited liability company, and Marshall & Ilsley Trust Company N.A., as escrow agent (the “Escrow Agent”), of its objection to the release or disbursement of any amount of the Escrow Fund pursuant to the notice of the Buyer dated as of [•] (the “Indemnification Notice”).

[If objection only in part to the Buyer Indemnification Claim—The undersigned agrees that only $[•]] of the amounts notified by the Buyer in the Indemnification Notice, dated [•] are subject to dispute, and therefore the undisputed amount of $[•] of the Escrow Fund may be distributed by the Escrow Agent from the Escrow Account to the account or accounts designated by the Buyer in such Indemnification Notice.]

[If objection in whole to the Buyer Indemnification Claim—The undersigned objects to the full amount notified by the Buyer in the Indemnification Notice dated as of [•].]

IN WITNESS WHEREOF, the undersigned has caused this notice to be executed and delivered on this [•] day of [•].

U.S. PREMIUM BEEF, LLC

By:
Name:
Title:

NBPCO HOLDINGS, LLC

By:
Name:
Title:

I - 1

EXHIBIT II

Joint Written Instruction Form

Marshall & Ilsley Trust Company N.A.

651 Nicollet Mall, Suite 301

Minneapolis, MN  55402

Attention:  David B. Preiner

Re:          Distribution from Escrow Account #[Insert Escrow Account Number]

The undersigned hereby give written notice and direction, pursuant to that certain Escrow Agreement, dated as of December 30, 2011 (the “Escrow Agreement”), by and among Leucadia National Corporation, a New York corporation, U.S. Premium Beef, LLC, a Delaware limited liability company, NBPCo Holdings, LLC, a South Dakota limited liability company, and Marshall & Ilsley Trust Company N.A., as escrow agent (the “Escrow Agent”), to the Escrow Agent that the Escrow Agent make a disbursement as soon as reasonably practicable (but no later than the time for payment specified in the Escrow Agreement) in the amount and to the account set forth below (capitalized terms used but not defined in this notice shall have the meanings ascribed thereto in the Escrow Agreement):

Amount of Distribution:                                     [•]

Wiring Instructions:                                            [•]

IN WITNESS WHEREOF, the undersigned have caused this notice to be executed and delivered on this [•] day of [•].

LEUCADIA NATIONAL CORPORATION

By:
Name:
Title:

U.S. PREMIUM BEEF, LLC

By:
Name:
Title:

NBPCO HOLDINGS, LLC

By:
Name:
Title:

II - 1

EXHIBIT III

SCHEDULE OF ESCROW AGENT FEES

Fee Schedule

•                  Acceptance Fee

None

This assumes a single escrow account and investment in appropriate Marshall Money Market Fund Class I shares; multiple subaccounts, an unusual escrow arrangement or use of a non-Marshall Fund investment may result in an acceptance fee or a revised administration fee.

All escrow agreements are subject to review and approval by M&I Trust legal counsel.  No fee will be charged for the legal and administrative review of documents, initial set-up of the account, and other reasonably required services up to and including the closing.

•                  Annual Administration Fee

$2,500

An annual administration fee will be charged for the performance of routine escrow agent services.  Annual administration fees are not subject to proration and are payable in advance at closing and on each anniversary of the closing.

•                  Distribution Fee

None

The annual administration fee assumes no more than five escrow disbursements annually, which may include checks or wire transfers.  A $25 fee per disbursement will be charged for each disbursement in excess of five annually.

•                  Annual Tax Fee

None

Income earned on the escrow account must be reported to the appropriate party on the appropriate tax form.  No fee will be charged for this service if income is allocated to no more than five parties.  A $25 fee per tax form will be charged for each annual tax form in excess of five.

•                  Out-of-Pocket Expenses and Extraordinary Services

At cost or reasonable charge

Exhibit III - 1

Reimbursement of expenses associated with the performance of M&I’s duties, including without limitation fees and expenses of legal counsel, accountants and other agents, and any other fees including publication or filing fees.

Extraordinary services include duties or responsibilities of an unusual nature that are not described as routine services in this fee schedule, including without limitation extraordinary services necessary to amend the escrow agreement, prepare specialized tax or account reporting, and responding to actual or threatened litigation, arbitration or mediation proceedings.  A reasonable charge based on M&I’s hourly rate then in effect for such services will be assessed.

•                  Other Fees (can be deleted if account is exclusively invested in Marshall money market funds)

Class Action Claims

M&I will assess a fee to research and process security class action settlement claims where M&I held custody of the security at the time the claim arose.  For relationships with accounts on M&I’s Trust Accounting System at the time the class action proceeds are received, M&I will charge $75 per class action per trust account holder.  For relationships where the account is no longer on M&I’s Trust Accounting System due to account closing, investment manager removal or transfer to a successor provider M&I will charge $150 per class action per trust account holder.  For successive class action settlement proceeds received with respect to a previously filed claim of the issuer, M&I will charge $50 where the account is active on our Trust Accounting System and $100 for relationships where the account has been closed under the scenarios described above.  These fees will be netted against the settlement proceeds credited to the account.  M&I will not assess a fee where a prior provider held the security subject to the class action at the time the claim arose, collected the settlement proceeds, and forwarded the settlement to M&I as a successor provider.

Exhibit III - 2